MTBC Reports Record Full Year 2018 Results

Company reports 59% revenue growth and improved profitability,

provides guidance for 2019

SOMERSET, N.J., March 20, 2019 (GLOBE NEWSWIRE) – MTBC, Inc. (the “Company” or “MTBC”) (NASDAQ: MTBC) (NASDAQ: MTBCP), a leading provider of proprietary, cloud-based healthcare IT solutions and services, today announced financial and operational results for the full year ended December 31, 2018. The Company’s management will conduct a conference call with related slides today at 8:30 a.m. Eastern Time to discuss these results and management’s outlook.

2018 Full Year Highlights

●	Record full-year revenue of $50.5 million, 59% growth over 2017 and exceeding guidance
●	GAAP net loss of $2.1 million, an improvement of $3.4 million from 2017, including $2.9 million in non-cash depreciation and amortization expense and $2.5 million in stock based compensation expense
●	Record adjusted EBITDA of $4.8 million, 110% growth over 2017 and at the high end of the guidance range, with record cash from operations of $6.8 million
●	Record adjusted net income of $3.5 million, or $0.29 per share

2018 Fourth Quarter Highlights

●	Revenue of $16.5 million
●	GAAP net loss of $576,000
●	Adjusted EBITDA of $1.4 million
●	Adjusted net income of $1.0 million, or $0.09 per share

“We are thrilled to report record full year 2018 results, including a 59% increase in our revenue to $50.5 million, while growing our adjusted EBITDA by 110% to $4.8 million and generating $6.8 million in cash from operations. Revenue and adjusted EBITDA were both at-or-above the high end of our guidance range as we delivered our seventh consecutive quarter of positive adjusted EBITDA,” said Stephen Snyder, MTBC’s Chief Executive Officer.

“We ended 2018 with $14.5 million of cash and an untapped $10 million line of credit, providing maximum flexibility as we continue to consolidate our segment of the market,” said Snyder. “Even excluding any additional material acquisitions, we expect to grow our revenues by approximately 25% or more during 2019, while increasing our adjusted EBITDA by more than 65% — and with our proven and repeatable acquisition model, available growth capital, and proprietary platform, we believe that we are well positioned to exceed these baselines.”

Full Year 2018 Financial Results

Revenue for the full year 2018 was a record $50.5 million, an increase of 59% compared to $31.8 million in 2017. The increase was primarily due to the Orion acquisition. Revenue exceeded the guidance range of $49 to $50 million.

For the full year 2018, the GAAP net loss was $2.1 million, or $0.59 per share, which was largely a result of non-cash amortization and depreciation expense of $2.9 million and stock-based compensation expense of $2.5 million. This reflected an improvement of $3.4 million compared to the prior year net loss. The GAAP net loss per share is based on net loss attributable to common shareholders, which takes into account the preferred stock dividends declared during the year.

Adjusted EBITDA for the full year of 2018 increased 110% to a record $4.8 million, as compared to $2.3 million in 2017. Adjusted EBITDA was at the high end of the $4.0 to $5.0 million guidance range.

During 2018, MTBC generated a record $6.8 million in cash from operations, which was 42% greater than our adjusted EBITDA.

Bill Korn, MTBC’s Chief Financial Officer remarked, “Orion was similar to our previous acquisitions, from an accounting perspective, in that a large portion of the purchase price was attributed to intangible assets, most of which will be amortized over the next few years. This means that our non-cash amortization expense has increased. This does not impact our cash flow and is excluded from our non-GAAP financial measures. GAAP net income was a positive $270,000 during the first half of 2018, prior to the Orion acquisition and the resulting increase in non-cash amortization expense. We expect to report a GAAP net loss for the next few quarters as we continue to amortize this non-cash expense, although we expect to continue generating positive cash from operations, as we did during each of the four quarters of 2018.”

“As we continue to scale our business, through both organic and strategic means such as the Orion acquisition, we are able to spread our fixed expenses over a larger revenue base and generate larger adjusted EBITDA than we ever have before,” said Bill Korn.

The difference of $6.9 million between adjusted EBITDA and the GAAP net loss in 2018 reflects $2.9 million of non-cash amortization and depreciation expense, $2.5 million of stock-based compensation, $1.9 million of integration, transaction and restructuring costs related to recent acquisitions, $250,000 of net interest expense and a $73,000 of change in contingent consideration, offset by a $157,000 benefit for income taxes and $435,000 of foreign exchange gains.

Non-GAAP adjusted net income for 2018 was $3.5 million, or $0.29 per share, an improvement of $3.4 million compared to last year and a new record. Non-GAAP adjusted net income per share is calculated using the end-of-period common shares outstanding. “Since non-GAAP adjusted net income excludes non-cash amortization of purchased intangible assets, stock-based compensation, and integration, transaction and restructuring costs, management finds that it better reflects our overall performance without some of the required non-cash GAAP expenses,” said Bill Korn.

The 2018 GAAP operating loss was $2.5 million, which represents an improvement of $2.0 million or 44% over the operating loss recorded in 2017. GAAP operating loss includes non-cash amortization and depreciation expense of $2.9 million, but excludes the benefit for income taxes, net interest expense and other income and expenses, which are included in the GAAP net loss.

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Non-GAAP adjusted operating income was $3.7 million, or 7% of revenue, which represents an improvement of $2.4 million from 2017 and a new record.

During full year 2018, MTBC generated $6.8 million in cash from operations, which exceeded adjusted EBITDA by 42%. Management utilizes non-GAAP measures of profitability, such as adjusted EBITDA, adjusted operating income and adjusted net income, in part because they better approximate the cash impact of the Company’s operations.

Fourth Quarter 2018 Financial Results

Revenue for the fourth quarter 2018 was $16.5 million, growth of 99% year-over-year, compared to $8.3 million in the same period last year, primarily as a result of the Orion acquisition which occurred on July 1, 2018. With the acquisition of Orion, MTBC now operates a practice management business as well as a healthcare IT business, and will begin reporting revenue by segment in its annual report on Form 10-K. Approximately $6.5 million of MTBC’s 2018 revenue came from the practice management segment.

The fourth quarter 2018 GAAP net loss was $576,000, or $0.20 per share, as compared to a net loss of $184,000 in the same period last year. The 2018 net loss includes $881,000 of non-cash depreciation and amortization expenses, an increase of $218,000 due to amortization of intangible assets purchased from Orion, as well as $940,000 of stock-based compensation.

Adjusted EBITDA for fourth quarter 2017 was $1.4 million, or 9% of revenue, down slightly from EBITDA of $1.5 million in the same period last year as we continued to integrate the Orion acquisition and reduce expenses.

Non-GAAP adjusted net income for fourth quarter 2018 was $1.0 million, or $0.09 per share.

The fourth quarter 2018 GAAP operating loss was $867,000. This includes $881,000 of depreciation & amortization expenses.

Non-GAAP adjusted operating income for fourth quarter 2018 was $1.1 million, or 7% of revenue.

“The fourth quarter 2018 adjusted operating income represents an improvement of $489,000 from the adjusted operating income in third quarter 2018,” said Bill Korn. “This is our seventh consecutive quarter of positive non-GAAP adjusted operating income, and reflects the fact that our business is now at a scale where our revenues consistently exceed our cash operating expenses quarter after quarter.”

In fourth quarter 2018, cash flow provided by operations was $2.1 million.

Cash Balance and Capital

As of December 31, 2018, the Company had approximately $14.5 million in cash and positive working capital (current assets less current liabilities) of approximately $17.9 million, a $13.3 million improvement from the working capital surplus of approximately $4.6 million reported at the end of the year 2017.

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During 2018, the Company raised net proceeds $22.8 million via two public offerings of its non-convertible Series A Preferred Stock. The Series A Preferred Stock is perpetual, trades on the Nasdaq Capital Market under the ticker MTBCP, pays monthly cash dividends at the rate of 11% per annum and can be redeemed at the Company’s option at $25.00 per share starting in November 2020.

Bill Korn continued, “Our Series A Preferred Stock has proven to be a great competitive advantage, allowing us to execute acquisitions quickly and on very favorable terms. We became aware of the opportunity to purchase Orion out of bankruptcy after we raised approximately $10 million in April 2018. We were able to make an all-cash offer with no contingencies for a business that allowed us to nearly double our size without assuming any debt or issuing additional common stock. We now have more capital available than at any time in the Company’s history and see exciting opportunities to profit from the continued consolidation of the industry.”

Bill Korn continued, “Our Series A Preferred Stock has enabled us to raise capital on favorable terms to support our growth. We have the option of redeeming these shares any time we choose after November 2020. The small annual premium we pay in the monthly dividend gives us the freedom to decouple the timing of equity raises and investing our capital for growth. We don’t know of others in the industry with similar flexibility.”

2019 Full Year Guidance

MTBC is providing the following forward-looking guidance for the fiscal year ending December 31, 2019:

For the Fiscal Year Ending December 31, 2019
Forward-Looking Guidance

Revenue	$63 – $65 million
Adjusted EBITDA	$8 – $10 million

The Company anticipates full year 2019 revenue of approximately $63 to $65 million, which represents growth of 24% to 29% over 2018 revenue. Revenue guidance is based on management’s expectations regarding revenues from existing clients and new clients acquired through organic growth and/or tuck-ins, but excludes the effects of any additional, material acquisitions.

Adjusted EBITDA is expected to be $8 to $10 million for full year 2019, growth of 67% to 108% over 2018 adjusted EBITDA, as the Company continues to integrate the Orion acquisition which occurred during 2018.

According to Bill Korn, “MTBC’s financial position is its strongest ever. Our 2018 adjusted EBITDA was double 2017’s adjusted EBITDA. Our 2018 cash flow from operations was 42% greater than our adjusted EBITDA and 41% greater than the dividends on our preferred stock. This gives us the freedom to pursue multiple paths for continued growth, including organic growth, partnership opportunities, and the potential for material accretive acquisitions. Since we can’t predict the timing and magnitude of significant acquisitions, our forward-looking guidance does not take these into account.”

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Conference Call Information

MTBC management will host a conference call today at 8:30 a.m. Eastern Time to discuss the 2018 results. The live webcast of the conference call and related presentation slides can be accessed under Events & Presentations at ir.mtbc.com/events. An audio-only option is available by dialing 412-317-5131 and referencing “MTBC Full Year 2018 Earnings Call.” Investors who opt for audio only will need to download the related slides at ir.mtbc.com/events.

A replay of the conference call with slides will be available approximately one hour after conclusion of the call at the same link. An audio replay can also be accessed by dialing 412-317-0088 and providing access code 10128782.

About MTBC

MTBC, Inc. is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers practicing in ambulatory care settings. Our integrated Software-as-a-Service (or SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. MTBC’s common stock trades on the NASDAQ Capital Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the NASDAQ Capital Market under the ticker symbol “MTBCP.”

For additional information, please visit our website at www.mtbc.com. To view MTBC’s latest investor presentation, read recent articles, and listen to interviews with management, please visit ir.mtbc.com/events.

Follow MTBC on LinkedIn, Twitter and Facebook.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we use and discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our web site at ir.mtbc.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

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Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, potential acquisitions, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective operations in Pakistan and Sri Lanka, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE MTBC

Company Contact:

Bill Korn

Chief Financial Officer

MTBC, Inc.

bkorn@mtbc.com

(732) 873-5133

Investor Contact:

Matt Kreps, Managing Director

Darrow Associates Investor Relations

mkreps@darrowir.com

(214) 597-8200

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MTBC, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2018 AND 2017

	2018	2017
ASSETS
CURRENT ASSETS:
Cash	$14,472,483	$4,362,232
Accounts receivable - net of allowance for doubtful accounts of $189,000 and $185,000 at December 31, 2018 and December 31, 2017, respectively	7,331,474	3,879,463
Contract asset	2,608,631	-
Inventory	444,437	-
Current assets - related party	25,203	25,203
Prepaid expenses and other current assets	1,191,445	662,822
Total current assets	26,073,673	8,929,720
Property and equipment - net	1,832,187	1,385,743
Intangible assets - net	6,634,003	2,509,544
Goodwill	12,593,795	12,263,943
Other assets	489,703	436,713
TOTAL ASSETS	$47,623,361	$25,525,663
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,438,267	$991,859
Accrued compensation	1,731,063	1,137,351
Accrued expenses	1,589,009	616,778
Deferred rent (current portion)	90,657	81,826
Deferred revenue (current portion)	25,355	62,104
Accrued liability to related party	10,663	10,675
Notes payable - (current portion)	277,776	168,718
Contingent consideration (current portion)	526,432	505,557
Dividend payable	1,468,724	747,147
Total current liabilities	8,157,946	4,322,015
Notes payable	222,400	120,899
Deferred rent	189,366	333,788
Deferred revenue	18,949	28,615
Contingent consideration	-	97,854
Deferred tax liability	164,346	372,072
Total liabilities	8,753,007	5,275,243
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, par value $0.001 per share - authorized 4,000,000 shares; issued and outstanding 2,136,289 and 1,086,739 shares at December 31, 2018 and December 31, 2017, respectively	2,136	1,087
Common stock, $0.001 par value - authorized 19,000,000 shares; issued 12,570,557 and 12,271,390 shares at December 31, 2018 and December 31, 2017, respectively; outstanding, 11,829,758 and 11,530,591 shares at December 31, 2018 and December 31, 2017, respectively	12,571	12,272
Additional paid-in capital	65,142,460	45,129,517
Accumulated deficit	(24,203,745)	(23,509,386)
Accumulated other comprehensive loss	(1,421,068)	(721,070)
Less: 740,799 common shares held in treasury, at cost at December 31, 2018 and December 31, 2017	(662,000)	(662,000)
Total shareholders’ equity	38,870,354	20,250,420
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$47,623,361	$25,525,663

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MTBC, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017
NET REVENUE	$50,545,781	$31,810,635
OPERATING EXPENSES:
Direct operating costs	31,252,535	17,679,070
Selling and marketing	1,611,982	1,106,698
General and administrative	16,264,473	11,738,201
Research and development	1,029,510	1,081,832
Change in contingent consideration	73,271	151,423
Depreciation and amortization	2,853,827	4,299,943
Restructuring charges	-	275,628
Total operating expenses	53,085,598	36,332,795
OPERATING LOSS	(2,539,817)	(4,522,160)
OTHER:
Interest income	100,788	16,944
Interest expense	(351,168)	(1,324,219)
Other income - net	494,332	332,084
LOSS BEFORE INCOME TAXES	(2,295,865)	(5,497,351)
Income tax (benefit) provision	(157,385)	67,805
NET LOSS	$(2,138,480)	$(5,565,156)

Preferred stock dividend	4,823,987	2,030,295
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(6,962,467)	$(7,595,451)

Net loss per common share: basic and diluted	$(0.59)	$(0.69)
Weighted-average common shares used to compute basic and diluted loss per share	11,721,232	11,010,432

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MTBC, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017
OPERATING ACTIVITIES:
Net loss	$(2,138,480)	$(5,565,156)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,913,866	4,299,943
Deferred rent	(61,058)	(53,263)
Deferred revenue	(46,415)	22,380
Provision for doubtful accounts	723,611	409,693
(Benefit) provision for deferred income taxes	(207,726)	26,542
Foreign exchange gain	(434,806)	(248,518)
Interest accretion	191,065	722,070
Non-cash restructuring charges	-	17,001
Stock-based compensation expense	2,463,599	1,487,295
Change in contingent consideration	73,271	151,423
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	1,479,297	41,745
Contract asset	(404,598)	-
Inventory	(137,159)	-
Other assets	248,347	511,917
Accounts payable and other liabilities	2,149,660	(1,541,430)
Net cash provided by operating activities	6,812,474	281,642
INVESTING ACTIVITIES:
Capital expenditures	(1,028,249)	(697,211)
Cash paid for acquisition	(12,600,000)	(205,000)
Net cash used in investing activities	(13,628,249)	(902,211)
FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net of fees and expenses	-	1,972,065
Proceeds from issuance of preferred stock, net of fees and expenses	22,817,566	16,535,656
Preferred stock dividends paid	(4,102,410)	(1,485,727)
Settlement of tax withholding obligations on stock issued to employees	(333,007)	(195,912)
Repayments of notes payable	(464,167)	(12,719,520)
Proceeds from line of credit	11,276,862	9,197,863
Repayments of line of credit	(11,276,862)	(11,197,863)
Contingent consideration payments	(150,250)	(145,885)
Other financing activities	(111,195)	(116,698)
Net cash provided by financing activities	17,656,537	1,843,979
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(730,511)	(338,058)
NET INCREASE IN CASH	10,110,251	885,352
CASH - beginning of the period	4,362,232	3,476,880
CASH - end of the period	$14,472,483	$4,362,232
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Vehicle financing obtained	$90,284	$26,746
Dividends declared, not paid	$1,468,724	$747,147
Purchase of prepaid insurance through assumption of note	$271,248	$222,634
Value of warrants issued	$101,989	$390,479

SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$42,057	$9,304
Interest	$64,669	$612,285

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA

Set forth below is a reconciliation of our “adjusted EBITDA” to our GAAP net loss.

	Year Ended December 31,
	2018	2017
	($ in thousands)
Net revenue	$50,546	$31,811

GAAP net loss	$(2,138)	$(5,565)

(Benefit) provision for income taxes	(157)	68
Net interest expense	250	1,307
Foreign exchange / other expense	(435)	(249)
Stock-based compensation expense	2,464	1,487
Depreciation and amortization	2,854	4,300
Integration, transaction and restructuring costs	1,891	791
Change in contingent consideration	73	152
Adjusted EBITDA	$4,802	$2,291

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Non-GAAP Adjusted Operating Income

Set forth below is a reconciliation of our non-GAAP “adjusted operating income” and non-GAAP “adjusted operating margin” to our GAAP operating loss and GAAP operating margin.

	Year Ended December 31,
	2018	2017
	($ in thousands)
Net revenue	$50,546	$31,811

GAAP net loss	$(2,138)	$(5,565)
(Benefit) provision for income taxes	(157)	68
Net interest expense	250	1,307
Other income - net	(494)	(332)
GAAP operating loss	(2,539)	(4,522)
GAAP operating margin	(5.0%)	(14.2%)

Stock-based compensation expense	2,464	1,487
Amortization of purchased intangible assets	1,828	3,393
Integration, transaction and restructuring costs	1,891	791
Change in contingent consideration	73	152
Non-GAAP adjusted operating income	$3,717	$1,301
Non-GAAP adjusted operating margin	7.4%	4.1%

Non-GAAP Adjusted Net Income

Set forth below is a reconciliation of our non-GAAP “adjusted net income” and non-GAAP “adjusted net income per share” to our GAAP net loss and GAAP net loss per share.

	Year Ended December 31,
	2018	2017
	($ in thousands)
GAAP net loss	$(2,138)	$(5,565)

Foreign exchange / other expense	(435)	(249)
Stock-based compensation expense	2,464	1,487
Amortization of purchased intangible assets	1,828	3,393
Integration, transaction and restructuring costs	1,891	791
Change in contingent consideration	73	152
Income tax (benefit) expense related to goodwill	(208)	27
Non-GAAP adjusted net income	$3,475	$36

End-of-period shares	11,829,758	11,530,591

Non-GAAP adjusted net income per share	$0.29	$-

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For purposes of determining non-GAAP adjusted net income per share, we used the number of common shares outstanding as of December 31, 2018 and 2017.

	Year Ended December 31,
	2018	2017
GAAP net loss attributable to common shareholders, per share	$(0.59)	$(0.69)
Impact of preferred stock dividend	0.41	0.21
Net loss per end-of-period share	(0.18)	(0.48)

Foreign exchange / other expense	(0.04)	(0.02)
Stock-based compensation expense	0.21	0.13
Amortization of purchased intangible assets	0.15	0.29
Integration, transaction and restructuring costs	0.16	0.07
Change in contingent consideration	0.01	0.01
Income tax (benefit) expense related to goodwill	(0.02)	0.00
Non-GAAP adjusted net income per share	$0.29	$-

End-of-period shares	11,829,758	11,530,591

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of MTBC and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management uses adjusted EBITDA, adjusted operating income, adjusted operating margin, and non-GAAP adjusted net income to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation and amortization, integration costs, transaction costs, restructuring costs and changes in contingent consideration.

Management defines “non-GAAP adjusted operating income” as the sum of GAAP operating income (loss) before stock-based compensation expense, amortization of purchased intangible assets, integration costs, transaction costs, restructuring costs and changes in contingent consideration, and “non-GAAP adjusted operating margin” as non-GAAP adjusted operating income divided by net revenue.

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Management defines “non-GAAP adjusted net income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, integration costs, transaction costs, restructuring costs changes in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and “non-GAAP adjusted net income per share” as non-GAAP adjusted net income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration.

Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Foreign exchange / other expense. Other expense is excluded because foreign currency gains and losses and other non-operating expenses are expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are recorded.

Stock-based compensation expense. Stock-based compensation expense is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred. Stock-based compensation expense includes cash-settled awards based on changes in the stock price.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Restructuring costs. Restructuring charges primarily represent employee severance costs, remaining lease and termination fees, disposal of property and equipment and professional fees associated with discontinued facilities and operations. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Changes in contingent consideration. Contingent consideration represents the amount payable to the sellers of certain acquired businesses based on the achievement of defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period, and changes arise from changes in the forecasted revenues of the acquired businesses.

Tax (benefit) expense related to goodwill. Income tax (benefit) expense resulting from the amortization of goodwill related to our acquisitions represents a (benefit) charge to record the tax effect resulting from amortizing goodwill over 15 years for tax purposes. Goodwill is not amortized for GAAP reporting. This expense is not anticipated to result in a cash payment.

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